Exhibit 99.1

Biodel Announces Listing Transfer from NASDAQ Global Market to NASDAQ Capital Market

DANBURY, Conn., May 10, 2012 -- Biodel Inc. (Nasdaq: BIOD) today announced that NASDAQ has approved the Company's request to voluntarily transfer the listing of its shares of common stock from The NASDAQ Global Market to The NASDAQ Capital Market.  The transfer will be effective at the opening of business on May 11, 2012 and the Company’s common stock will continue to trade under the symbol “BIOD.”

As previously reported on November 9, 2011, NASDAQ notified the Company that its listed security no longer met the minimum $1.00 bid price per share requirement, and subsequently the Company was unable to regain compliance within the 180 day period provided.  NASDAQ has determined, however, that upon transfer to The NASDAQ Capital Market, the Company is eligible for an additional 180 calendar day period, or until November 5, 2012, to meet the minimum $1.00 bid price per share requirement.  If at any time during this additional time period the closing bid price of the Company’s security is at least $1.00 per share for a minimum of 10 consecutive business days, the Company will be in compliance with the requirement and the matter will be closed.  If needed to meet the minimum $1.00 bid price per share requirement, the Company’s board of directors intends to exercise the authority granted to it by stockholders to implement either a one-for-two or one-for-four reverse stock split.

The NASDAQ Capital Market is one of the three markets for NASDAQ-listed stock and operates in the same manner as The NASDAQ Global Market.  Companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients.  We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.  For further information regarding Biodel, please visit the company's website at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates.  Forward-looking statements represent our management's judgment regarding future events.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes; our ability advance a proprietary insulin formulation into a Phase 2 clinical trial in a timely manner; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended December 31, 2012.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

Contact: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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